                                                                     EXHIBIT 3.4

                          ARTICLES OF INCORPORATION
                                      OF
                       CAPITOL RESORTS OF FLORIDA, INC.

     The undersigned desiring to form a corporation for the purposes hereinafter stated under and pursuant to the laws of the State of Florida, do hereby declare as follows:

                                   ARTICLE I
                                     NAME

     The name of the corporation shall be CAPITOL RESORTS OF FLORIDA, INC.

                                  ARTICLE II
                             BUSINESS AND PURPOSE

     The nature of the business which may be transacted by the corporation is as follows: This corporation may engage in any activity or business permitted under the laws of the State of Florida, and shall enjoy all the rights and privileges of a corporation granted by the laws of the State of Florida.

                                  ARTICLE III
                                     STOCK

     The maximum number of shares of stock which this corporation is authorized to have outstanding at any time shall be 1000 shares of common stock having a par value of $1.00 per share. The capital stock may be paid for in property, labor or services at a just valuation to be fixed by the incorporators or by the directors at a meeting called for such purpose or at the organization meeting. Property, labor or services may be purchased or paid for with the capital stock at a just valuation of said property, to be fixed by the directors of the company. Stock in other corporations of going businesses may be purchased by the corporation, in return for the issuance of its capital stock, and said purchases shall be on such basis and for such consideration as the issuance of so much of the capital stock as the directors of the company may decide.

                                  ARTICLE IV
                               TERM OF EXISTENCE

     This corporation shall have a perpetual existence unless sooner dissolved according to law.

                                   ARTICLE V
                               PRINCIPAL OFFICE

     The principal office or place of business of the corporation shall be located at 2055 WOOD STREET, SUITE 215, SARASOTA, FL 34237, with privilege of having its offices and branch offices at other places within or without the State of Florida.

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                                  ARTICLE VI
                    REGISTERED OFFICE AND REGISTERED AGENT

     The Registered Agent of this Corporation shall be MICHAEL M. WALLACK, Esq., a resident of Sarasota County, Florida, and the Registered Office of the Corporation shall be 2055 Wood Street, Suite 215, Sarasota, FL 34237.

                                  ARTICLE VII
                              BOARD OF DIRECTORS

     The affairs of the corporation shall be conducted by a board of not less than one and not more than seven directors.

                                 ARTICLE VIII
                               INITIAL DIRECTORS

     The names and addresses of the first Board of Directors, who, subject to the provisions of these Articles of Incorporation, shall hold office for the first year of the Corporation's existence or until their successors are elected and shall have qualified are the following:

               NAME                            ADDRESS
               ----                            -------
               Diane Bloom                     1756 Eagle Trace Blvd. West
                                               Coral Springs, FL 33071

                                  ARTICLE IX
                                  SUBSCRIBERS

     The names and street addresses and the number of shares of stock subscribed to by each person signing these Articles of Incorporation are:

     NAME                   ADDRESS                        NO. OF SHARES
     ----                   -------                        -------------
     Michael M. Wallack     2055 Wood Street, Suite 215    1000
                            Sarasota, FL 34237

                                   ARTICLE X
                       ASSIGNMENT OF SUBSCRIPTION RIGHTS

     The original incorporators of the Corporation shall have the right upon its organization, to assign and deliver their subscriptions of stock to any other person, or to firms or corporations who may hereafter become subscribers to the capital stock of the corporation, who, upon acceptance of such assignment, shall stand in lieu of the original incorporators, and assume and carry out all of the rights, liabilities and duties entailed by said subscriptions, subject to the laws of the State of Florida, and the execution of the necessary instruments of assignment.

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                                  ARTICLE XI
                               INITIAL OFFICERS


     The names, offices, and streets addresses of the first officers of this Corporation who, subject to the provisions of these Articles of Incorporation, shall hold office for the first year of the Corporation's existence or until their successors are elected and shall have qualified, are the following:

        NAME             OFFICE           ADDRESS
        ----             ------           -------

        Diane Bloom      President        1756 Eagle Trace Blvd. West
                         Secretary        Coral Springs, FL 33071
                         Treasurer

                                  ARTICLE XII
                                  MANAGEMENT

     The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Florida including without limitation the power:

     SECTION A:  To hold meetings, to have one or more offices, and to keep the
     ----------
books of the Corporation, except as otherwise expressly provided by law, at such places, whether within or without the State of Florida, as may from time to time be designated by the Board.

     SECTION B:  To make, alter, and repeal By-Laws of the Corporation, subject
     ----------
to the reserved power of the stockholders to make, alter, and repeal By-Laws.

     SECTION C:  To determine whether and to what extent and at what times and
     ----------
places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, record, book, or document of the Corporation, except as conferred by the laws of the State of Florida or as authorized by the Board.

     SECTION D:  To declare and pay dividends upon the shares of capital stock
     ----------
of the Corporation either out of net assets in excess of liabilities including capital or, out of net earnings, all in accordance with the provisions of the laws of the State of florida.

     SECTION E:  To fix and determine from time to time an amount to be set
     ----------
apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for working capital or any other proper purpose or to abolish any such reserve or reserves.

     SECTION F:  To make any lawful disposition of any paid in or of capital
     ----------
surplus, or create any reserves out of the same, or charge to the same organization expenses or other similar expenses properly chargeable to capital account.

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     SECTION G:  To use or apply any funds of the Corporation lawfully available
     ---------
therefore for the purchase or acquisition of shares of the capital stock or bonds or other securities of the Corporation, in the market or otherwise, at such price as may be fixed by the Board, and to such extent and in such manner and for such purposes and upon such terms as the Board may deem expedient and as may be permitted by law.

     SECTION H:  From time to time in such manner and upon such terms and
     ---------
conditions as may be determined by the Board, to provide and carry out and recall, abolish, revise, alter, or change, one or more plan or plans for:

            (1) The issue or the purchase and sale of its capital stock or granting of options therefore to any or all of the employees, officers, directors of the Corporation, or of any subsidiaries, and the payment of such stock in installments or at one time, with or without the right to vote thereon pending payment therefore in full, and for aiding any such persons in paying for such stock by contributions, compensation for services, or otherwise;

            (2) The participation by any or all of the employees, officers, or directors of the Corporation, or of any subsidiaries in the profits of the Corporation or of any branch, division, or subsidiary thereof, as part of the Corporation's legitimate expenses; and,

            (3) The furnishing of any or all of the employees, officers, or directors, of the Corporation, or of any subsidiaries, at the expense, wholly or in part, of the Corporation, of insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, or retirement benefits.

     SECTION I: From time to time to authorize and issue obligations of the
     ---------
Corporation, secured or unsecured, to include therein such covenants and restrictions and such provisions as to redeemability, subordination, convertibility, or otherwise and with such maturities, as the Board in its sole discretion may determine, and to authorize the mortgaging of, granting a security interest in, or pledging of, as security therefore, any part or all of the property of the corporation, real or personal, including after acquired property.


                                 ARTICLE XIII
                       TRANSACTIONS WITH RELATED PARTIES

    1. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the boards of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

       (a) The fact of such relationship or interest is disclosed or known to the board of directors or committees which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

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         (b)  The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

     2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract, or transaction.

                                  ARTICLE XIV
                               CUMULATIVE VOTING

     Cumulative voting may be permitted by the terms of the By-Laws.

                                  ARTICLE XV
                                 INDEBTEDNESS

     The highest amount of indebtedness or liability to which this corporation may at any time subject itself is unlimited.

                                  ARTICLE XVI
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This Corporation shall indemnify and insure its officers and directors to the fullest extent permitted by law either now or hereafter.

                                 ARTICLE XVII
                       BEGINNING OF CORPORATE EXISTENCE

     The corporate existence of this corporation shall commence at 8:00 A.M. on the 23rd day of July, 1997.

     IN WITNESS WHEREOF, the undersigned have made, subscribed and acknowledged these Articles of Incorporation on this 22nd day of July, 1997.


                                              /s/ Michael M. Wallack  (SEAL)
                                            --------------------------
                                            MICHAEL M. WALLACK

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      CERTIFICATE OF DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE
      ------------------------------------------------------------------------
OF PROCESS WITHIN THIS STATE NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.
---------------------------------------------------------------------------
     In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

     First CAPITOL RESORTS OF FLORIDA, INC. desiring to organize under the laws of the State of Florida, with its principal office, as indicated in the Articles of Incorporation at the City of Sarasota, State of Florida, has named MICHAEL M. WALLACK, Esq. located at 2055 Wood Street, Suite 215, Sarasota, FL 34237, as its agent to accept service of process within the State.

     Having been named to accept service of process for the above stated Corporation, at place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Act relative to keeping open said office.

                                               /s/ MICHAEL M. WALLACK
                                               --------------------------
                                                MICHAEL M. WALLACK
                                                REGISTERED AGENT


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